                                                                      EXHIBIT 99
BAY STATE GAS COMPANY
CONSOLIDATING BALANCE SHEET
As of December  31, 1997 with comparative amounts for 1996
(Unaudited, in thousands)

                                                                        Granite                               1997              1996
                                     Bay State         Northern       State Gas                      Bay State Gas     Bay State Gas
                                           Gas       Utilities,           Trans     Consolidated           Company           Company
                                       Company              Inc.   Consolidated     Eliminations      Consolidated      Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Assets:
Utility plant, at cost                $576,407         $127,401         $     0        $       0          $703,808          $687,799
Accumulated depreciation &
  amortization                         179,357           28,005               0                0           207,362           190,956
------------------------------------------------------------------------------------------------------------------------------------
Net utility plant                      397,050           99,396               0                0           496,446           496,843
------------------------------------------------------------------------------------------------------------------------------------

Non-utility plant, at cost                  92            4,724          27,309                0            32,125            26,655
Accumulated depreciation &
  amortization                               1            1,541          14,549                0            16,091            12,913
------------------------------------------------------------------------------------------------------------------------------------
Net non-utility plant                       91            3,183          12,760                0            16,034            13,742
------------------------------------------------------------------------------------------------------------------------------------


Investments                             87,386                2          21,941          (87,354)           21,975            19,441
Prepaid benefit plans                   18,983            2,512             158                0            21,653            19,674
Other long-term assets                   7,115              674           3,800             (425)           11,164             9,709

Current assets:
    Cash and temporary cash
      investments                        1,735             (826)          1,711                0             2,620             7,153
    Accounts receivable, net            50,141           12,292           8,652                0            71,085            61,815
    Accounts receivable associated
      companies                          9,295              430          11,922          (21,647)                0                 0
    Unbilled revenues                   11,500            1,999               0                0            13,499            10,443
    Deferred gas costs                  35,092            2,299               0                0            37,391            42,078
    Inventories, at average cost        47,031            2,358           1,033                0            50,422            27,707
    Prepayments                          3,202            1,488             603                0             5,293             5,271
------------------------------------------------------------------------------------------------------------------------------------
Total current assets                   157,996           20,040          23,921          (21,647)          180,310           154,467

Regulatory assets - income taxes         4,134            7,676             338                0            12,148            11,059
Other deferred debits                   16,517            5,298           6,719                0            28,534            31,155

------------------------------------------------------------------------------------------------------------------------------------
Total Assets                          $689,272         $138,781         $69,637        $(109,426)         $788,264          $756,090
====================================================================================================================================

BAY STATE GAS COMPANY
CONSOLIDATING BALANCE SHEET
As of December  31, 1997 with comparative amounts for 1996
(Unaudited, in thousands)

                                                                        Granite                               1997             1996
                                      Bay State        Northern       State Gas                      Bay State Gas    Bay State Gas
                                            Gas      Utilities,           Trans     Consolidated           Company          Company
                                        Company             Inc.   Consolidated     Eliminations      Consolidated     Consolidated
-----------------------------------------------------------------------------------------------------------------------------------
Capitalization & Liabilities:
Common stock equity:
    Common stock                       $ 45,030        $      1         $    30        $     (31)         $ 45,030         $ 44,812
    Paid in capital                     103,480          11,895          19,355          (31,250)          103,480          102,089
    Retained earnings                    92,539          45,189          10,884          (56,073)           92,539           89,396
-----------------------------------------------------------------------------------------------------------------------------------
Total common stock equity               241,049          57,085          30,269          (87,354)          241,049          236,297
Cumulative preferred stock                4,916               0               0                0             4,916            5,010
Long-term debt:
    Revolving credit agreement                0          18,000               0                0            18,000           18,000
    Notes                               188,500          28,000           4,527                0           221,027          216,500
-----------------------------------------------------------------------------------------------------------------------------------
Total long-term debt                    188,500          46,000           4,527                0           239,027          234,500
Less: current maturities                      0          (5,000)              0                0            (5,000)         (18,000)
Long-term debt, net                     188,500          41,000           4,527                0           234,027          216,500
-----------------------------------------------------------------------------------------------------------------------------------
Total capitalization                    434,465          98,085          34,796          (87,354)          479,992          457,807

Long-term liabilities:
    Deferred taxes                       68,918          13,752           3,240                0            85,910           81,184
    Other long-term liabilities          12,100           2,316           7,275             (425)           21,266           17,163


Current Liabilities:
    Short-term debt                      81,320           4,740           3,940                0            90,000           86,500
    Current maturities of long-
      term debt                               0           5,000               0                0             5,000           18,000
    Current obligations under
      capital leases                          0               0               0                0                 0                0
    Accounts payable                     37,698           6,273          12,553                0            56,524           47,783
    Accounts payable to associated
      companies                          10,491           3,617           7,539          (21,647)                0                0
    Fuel purchase commitments            23,453             614               0                0            24,067           22,988
    Refunds due customers                10,669             705               0                0            11,374            9,862
    Deferred and accrued taxes            4,383           2,185             157                0             6,725            7,269
    Other                                 5,775           1,494             137                0             7,406            7,534
-----------------------------------------------------------------------------------------------------------------------------------
Total current liabilities               173,789          24,628          24,326          (21,647)          201,096          199,936

Total Capitalization & Liabilities     $689,272        $138,781         $69,637        $(109,426)         $788,264         $756,090
===================================================================================================================================

BAY STATE GAS COMPANY
CONSOLIDATING STATEMENT OF INCOME
For the twelve months ended December 31, 1997

                                        (1)          (2)                        (3)           (4)
                                                                                         Granite                             1997
                                 Bay State     Northern                       Total      State Gas                    Bay State Gas
                                       Gas    Utilities,       Utility      Utility   Transmission     Consolidated         Company
                                   Company          Inc.  Eliminations   Operations            Inc.    Eliminations    Consolidated
-----------------------------------------------------------------------------------------------------------------------------------

Gas revenues                      $357,541       $80,198       $(8,058)    $429,681        $70,785         $(70,490)       $429,976
Cost of gas sold                   225,325        51,385        (8,358)     268,352         70,749          (70,749)        268,352
-----------------------------------------------------------------------------------------------------------------------------------
Net gas revenues                   132,216        28,813           300      161,329            (36)             259         161,624
-----------------------------------------------------------------------------------------------------------------------------------
Transportation revenues              9,392         2,407          (300)      11,499          8,645             (259)         19,885
Other operating revenues             5,577           672             0        6,249             83                0           6,332
-----------------------------------------------------------------------------------------------------------------------------------
Total net operating revenues       147,185        31,892             0      179,077          8,764                0         187,841
-----------------------------------------------------------------------------------------------------------------------------------
Operating expenses

  Operations                        62,317        13,131             0       75,448          6,540            1,799          83,787
  Restructuring costs  (Note A)     11,213           156             0       11,369              0                0          11,369
  Maintenance                        7,886           939             0        8,825            487                0           9,312
  Depreciation and amortization     22,716         4,478             0       27,194            690                0          27,884
  Federal and state taxes            9,009         2,583             0       11,592            483                0          12,075
  Other taxes, principally
    property taxes                   9,599         2,720             0       12,319            401                0          12,720
-----------------------------------------------------------------------------------------------------------------------------------
Total operating expenses           122,740        24,007             0      146,747          8,601            1,799         157,147
-----------------------------------------------------------------------------------------------------------------------------------
Utility operating income            24,445         7,885             0       32,330            163           (1,799)         30,694
Interest expense                    14,111         3,473             0       17,584            449                0          18,033
-----------------------------------------------------------------------------------------------------------------------------------
Net utility income  (Note A)        10,334         4,412             0       14,746           (286)          (1,799)         12,661
Other revenues                      12,963         3,915             0       16,878         15,250           (2,349)         29,779
Other expenses, including taxes     10,383         3,600             0       13,983         18,170           (4,148)         28,005
Gain from sale of subsidiary,
  net of tax                             0             0             0            0          7,855                0           7,855
Income from investments                  0             0             0            0          2,286                0           2,286
-----------------------------------------------------------------------------------------------------------------------------------
Other income                         2,580           315             0        2,895          7,221            1,799          11,915
-----------------------------------------------------------------------------------------------------------------------------------
Net income before equity
  earnings of subsidiaries          12,914         4,727             0       17,641          6,935                0          24,576
Equity earnings of subsidiaries     11,662             0        (4,727)       6,935              0           (6,935)              0
-----------------------------------------------------------------------------------------------------------------------------------
Net income                          24,576         4,727        (4,727)      24,576          6,935           (6,935)         24,756

Retained earnings, beginning of
  period                            89,396        40,462       (40,462)      89,396          3,949           (3,949)         89,396

Dividends declared                 (21,433)            0             0      (21,433)             0                0         (21,433)
-----------------------------------------------------------------------------------------------------------------------------------

Retained earnings, end of         $ 92,539       $45,189      $(45,189)     $92,539        $10,884         $(10,884)       $ 92,539
  period
==========================================================================+========================================================

Note A: Net utility income includes the write-off of restructuring charges of $11,369. Exclusive of these write-offs, and the related taxes, net utility income for Total Utility Operations would have been $21,576.

(1) Other operations in Bay State are mainly Massachusetts propane operations and merchandising and jobbing.

(2) Other operations in Northern are mainly propane operations, merchandising and jobbing and Maine water heater rentals.

(3) Bay State and Northern have the only utility operations as defined under PUHCA. Both Bay State and Northern have other operations, as described in Notes 1 and 2.

(4) Granite State is not a utility under PUHCA, therefore all of its operations, as well as EnergyUSA, EnergyEXPRESS, BSEE, NGDI and the other subs are grouped separately from the two utilities. Granite's pipeline operations are regulated by the Federal Energy Regulatory Agency and use a chart of accounts similar to the utilities, so the pipeline's operations are shown in the same format as the utilities, even though, under PUHCA, they are not a utility. Granite's other activities are shown as other operations.

BAY STATE GAS COMPANY
CONSOLIDATING STATEMENT OF INCOME
For the twelve months ended December 31, 1996

                                       (1)          (2)                          (3)            (4)
                                                                                           Granite                            1996
                                Bay State     Northern                        Total      State Gas                   Bay State Gas
                                      Gas   Utilities,        Utility       Utility    Trans., Inc.   Consolidated         Company
                                  Company         Inc.   Eliminations    Operations   Consolidated    Eliminations    Consolidated
----------------------------------------------------------------------------------------------------------------------------------

Gas revenues                     $328,132      $70,935        $(8,508)    $390,559        $72,029        $(72,029)       $390,559
Cost of gas sold                  195,962       43,338         (9,308)     279,992         71,889         (71,839)        229,992
----------------------------------------------------------------------------------------------------------------------------------
Net gas revenues                  132,170       27,597            800      160,567            140            (140)        160,567
----------------------------------------------------------------------------------------------------------------------------------
Transportation revenues             6,193        1,629           (800)       7,022          6,857            (140)         14,019
Other operating revenues           10,387          989              0       11,376             29          (1,243)         10,162
----------------------------------------------------------------------------------------------------------------------------------
Total net operating revenues      148,750       30,215              0      178,965          7,026          (1,243)        184,748
----------------------------------------------------------------------------------------------------------------------------------
Operating expenses
  Operations                       63,920       13,468              0       77,388          4,700            (194)         81,894
  Maintenance                       8,530        1,073              0        9,603            795               0          10,398
  Depreciation and
    amortization                   20,949        3,907              0       24,856            967               0          25,823
  Federal and state taxes          13,214        2,317              0       15,531            592               0          16,123
  Other taxes, principally
    property taxes                  9,853        2,291              0       12,144            399               0          12,543
----------------------------------------------------------------------------------------------------------------------------------
Total operating expenses          116,466       23,056              0      139,522          7,453            (194)        146,781
----------------------------------------------------------------------------------------------------------------------------------
Utility operating income           32,284        7,159                      39,443           (427)         (1,049)         37,967
Interest expense                   12,963        3,550                      16,513            444               0          16,957
----------------------------------------------------------------------------------------------------------------------------------
Net utility income                 19,321        3,609              0       22,930           (871)         (1,049)         21,010

Other revenues                     12,412        3,731              0       16,143          5,744          (1,134)         20,753
Other expenses, including
  taxes                            12,151        3,508              0       15,659          5,347          (2,183)         18,823
Income from investments                 0            0              0            0          2,957               0           2,957
----------------------------------------------------------------------------------------------------------------------------------
Other income                          261          223              0          484          3,354          (1,049)          4,887
----------------------------------------------------------------------------------------------------------------------------------
Net income before equity
  earnings of subsidiaries         19,582        3,832              0       23,414          2,483               0          25,897
Equity earnings of subsidiaries     6,315            0         (3,832)       2,483              0          (2,483)              0
----------------------------------------------------------------------------------------------------------------------------------
Net income                         25,897        3,832         (3,832)      25,897          2,483          (2,483)         25,897

Retained earnings, beginning
  of period                        84,319       36,630        (36,630)      84,319          1,466          (1,466)         84,319

Dividends declared                (20,820)           0              0      (20,820)             0               0         (20,820)
----------------------------------------------------------------------------------------------------------------------------------

Retained earnings, end of
  period                         $ 89,396      $40,462       $(40,462)     $89,396        $ 3,949         $(3,949)       $ 89,396
==================================================================================================================================


Notes:
(1) Other operations in Bay State are mainly Massachusetts propane operations and merchandising and jobbing.

(2) Other operations in Northern are mainly propane operations, merchandising and jobbing and Maine water heater rentals.

(3) Bay State and Northern are the only utility operations as defined under PUHCA. Both Bay State and Northern have other operations, as described in Notes 1 and 2.

(4) Granite State is not a utility under PUHCA, therefore all of its operations, as well as EnergyUSA, EnergyEXPRESS, BSEE, NGDI and the other subs are grouped separately from the two utilities. Granite's pipeline operations are regulated by the Federal Energy Regulatory Agency and use a chart of accounts similar to the utilities, so the pipeline's operations are shown in the same format as the utilities, even though, under PUHCA, they are not a utility. Granite's other activities are shown as other operations.